RICHARDS, LAYTON & FINGER
A PROFESSIONAL ASSOCIATION
ONE RODNEY SQUARE
920 NORTH KING STREET
WILMINGTON, DELAWARE 19801
(302) 651-7700
FAX: (302) 651-7701
WWW.RLF.COM

July 22, 2004

Bond Trust Products LLC
Capital Office Center
3422 Old Capital Trail #188
Wilmington, DE 19808-6192

Re:	Bond Trust Products LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Bond Trust Products LLC (the “Registrant”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of up to $500,000,000 aggregate principal amount of Pass-Through Trust Certificates (the “Securities”). The Securities will be issued by a Delaware statutory trust (the “Trust”) created pursuant to a trust agreement (the “Trust Agreement”) among the Registrant and the trustees and administrative agent named in such Trust Agreement. This opinion is being delivered to you at your request.

     We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The form of Trust Agreement (including the form of Certificate attached as Exhibit A thereto) filed as an exhibit to the Registration Statement;

(b)	The form of certificate of trust (the “Certificate of Trust”) to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”) for each Trust; and

(c)	The forms of the Prospectus and Prospectus Supplement contained in the Registration Statement (collectively, the “Prospectus”).

Bond Trust products LLC
July 22, 2004

     As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Registrant.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and the Certificate of Trust will be duly filed with the Secretary of State and will be in full force and effect, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement or the prospectus and assume no responsibility for their contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of laws and rules, regulations and orders thereunder as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto and when the Certificate of Trust has been duly authorized, executed and filed by the trustees of the Trust with the Secretary of State, the Trust will be duly formed as a statutory trust under the Delaware Statutory Trust Act.

     2. When the Trust is duly formed and the issuance, execution and delivery of the Securities have been duly authorized by all necessary action of the Trust, and when such Securities have been duly executed, delivered and sold as described in the Trust Agreement and

Bond Trust products LLC
July 22, 2004

as contemplated by the Registration Statement, such Securities will be validly issued and entitled to the benefits provided by the Trust Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Richards, Layton & Finger

EAM